Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of September 3, 2024 by and among Vuzix Corporation, a Delaware corporation (the “Company”), and Quanta Computer Inc., a Taiwan corporation (the “Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser are parties to a Securities Purchase Agreement, dated as of September 3, 2024 (as amended from time to time, the “Purchase Agreement”), pursuant to which the Purchaser is purchasing (i) shares of Common Stock (as defined below) and (ii) shares of Series B Preferred Stock (as defined below) of the Company; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, and pursuant to the terms of the Purchase Agreement, the parties desire to enter into this Agreement in order to grant certain rights to the Purchaser as set forth below.

NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.             Certain Definitions.

Unless the context otherwise requires, the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

“Agreement” has the meaning set forth in the recitals.

“Allowed Delay” has the meaning set forth in Section 2.1(b)(ii).

“Board” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or Taiwan are authorized or required by law to remain closed.

“Common Stock” means shares of the common stock of the Company, par value $0.001 per share.

“Company” has the meaning set forth in the recitals.

“Effectiveness Deadline” means, with respect to the Shelf Registration Statement or New Registration Statement, the sixtieth (60th) calendar day following the First Closing Date (or, in the event the SEC reviews and has comments to the Shelf Registration Statement or the New Registration Statement, the ninetieth (90th) calendar day following the First Closing Date); provided, however, that if the Company is notified by the SEC (either orally or in writing, whichever is earlier) that the Shelf Registration Statement or the New Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Shelf Registration Statement shall be the fifth (5th) Business Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business; provided, further, that if the SEC is closed for operations due to a government shutdown or lapse in appropriations, the Effectiveness Deadline shall be extended by the same amount of days that the SEC remains closed for operations.

“Effectiveness Period” has the meaning set forth in Section 2.1(b)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Filing Deadline” means forty-five (45) days following the First Closing Date, and, with respect to any additional Registration Statements which may be required pursuant to Section 2.3(p), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Holder” means the holder or holders, as the case may be, from time to time of the Registrable Securities.

“Losses” has the meaning set forth in Section 2.5(a).

“New Registration Statement” has the meaning set forth in Section 2.1(a).

“Participating Holder” means with respect to any registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Shelf Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Purchase Agreement” has the meaning set forth in the recitals.

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (i) the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, Shares. Notwithstanding the foregoing, Shares or any such Common Stock, as applicable, shall cease to be Registrable Securities for all purposes hereunder upon the earliest to occur of the following: (a) the sale by any Person of such Shares or any such Common Stock, as applicable, either pursuant to a registration statement under the Securities Act or under Rule 144 (or any similar provision then in effect) (in which case, only such Shares or any such Common Stock, as applicable, sold shall cease to be Registrable Securities), (b) such Shares shall have been otherwise transferred, new certificates (or book entry issuance, as applicable) for such Shares not bearing a legend restricting further transfer shall have been delivered by Company and subsequent public distribution of such Shares shall not require registration under the Securities Act, (c) such Shares cease to be outstanding, or (d) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration Statement” means any registration statement of the Company that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Remainder Registration Statement” has the meaning set forth in Section 2.1(a).

“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“SEC Guidance” means any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff under the Securities Act; provided, that any such oral guidance, comments, requirements or requests are reduced to writing by the SEC.

“Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Series B Preferred Shares” means the shares of Series B Preferred Stock issued or issuable to the Purchaser and/or its Affiliates pursuant to the Purchase Agreement.

“Series B Preferred Stock” means the shares of the Series B Preferred Stock, par value $0.001 of the Company.

“Shares” means all of the (i) shares of Common Stock issued or issuable to the Purchaser and/or its Affiliates pursuant to the Purchase Agreement and (ii) shares of Common Stock issuable upon conversion of the Series B Preferred Shares.

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

“Transaction Agreements” means this Agreement and the Purchase Agreement, all exhibits and schedules thereto and hereto and any other documents or agreement executed in connection with the transactions contemplated hereunder or thereunder.

2.            Registration Rights.

2.1            Shelf Registration.

(a)            Registration Statements. On or prior to the Filing Deadline, the Company shall use commercially reasonable efforts to prepare and file with the SEC a Registration Statement on Form S-3, subject to the provisions of Section 2.1(d), for the resale of all of the Registrable Securities pursuant to an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”). Such Shelf Registration Statement shall include the aggregate amount of Registrable Securities to be registered therein and shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Shelf Registration Statement) the “Plan of Distribution” substantially in the form of Annex A (which may be modified to respond to comments, if any, provided by the SEC). To the extent the staff of the SEC does not permit all of the Registrable Securities to be registered on the Shelf Registration Statement filed pursuant to this Section 2.1(a) or for any other reason any Registrable Securities are not then included in a Registration Statement filed under this Agreement, the Company shall (i) inform each of the Participating Holders thereof and use its commercially reasonable efforts to file amendments to the Shelf Registration Statement as required by the SEC, and/or (ii) withdraw the Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering, unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of unregistered Shares held by such Holders. In the event the Company amends the Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more Registration Statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Shelf Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statement”). In no event shall any Participating Holder be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that a Participating Holder be identified as a statutory underwriter in the Registration Statement, such Holder will have an opportunity to withdraw from the Registration Statement.

(b)            Underwritten Offerings.

(i)            So long as the Registration Statement remains in effect, each Participating Holder shall have the right at any time or from time to time to elect to sell Registrable Securities pursuant to an offering (including pursuant to an underwritten offering (an “Underwritten Offering”)); provided, however, that the aggregate amount of Registrable Securities included in any such Underwritten Offering must be at least the lesser of the amount reasonably expected to result in gross proceeds of $five (5) million and the remainder of the Registrable Securities held by such Holder. The applicable Holders shall make such election by delivering to the Company a written request (a “Shelf Offering Request”) for such offering specifying the number of Shelf Registrable Securities that such Holders desire to sell pursuant to such offering (the “Shelf Offering”). The Company shall, as expeditiously as possible, use its commercially reasonable efforts to facilitate such Shelf Offering and shall pay all reasonable registration expenses in connection to the offering. The Company shall not be obligated to effect more than one (1) underwritten Shelf Offering in any six (6) month period under this Section 2.1(b) unless the Company otherwise consents. A Shelf Offering may be in the form of a block or bought trade (a “Block Trade”), including as an underwritten Block Trade so long as the Company is eligible to use a Form S-3 registration statement at the time of such Block Trade. Such Holders only need to notify the Company of the Block Trade five Business Days prior to the day such offering is to commence (unless a longer period is agreed to by Holders) and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such offering (which may close as early as two (2) Business Days after the date it commences); provided that Holders wishing to engage in the underwritten block trade shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten Block Trade. Each Holder agrees that such Holder shall treat as confidential the receipt of the Shelf Offering notice and shall not disclose or use the information contained in such Shelf Offering notice without the prior written consent of the Company or until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

(ii)           If any of the Registrable Securities covered by the Shelf Registration are to be sold pursuant to an Underwritten Offering, the managing underwriter or underwriters thereof shall be designated by the Participating Holders, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Company.

(iii)          The Company shall, at the request of Participating Holders covered by a Shelf Registration Statement, file any prospectus supplement or any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holders to effect such Shelf Offering.

(c)            Effectiveness.

(i)            The Company shall use commercially reasonable efforts to have the Shelf Registration Statement or New Registration Statement declared effective as soon as practicable but in no event later than the Effectiveness Deadline (including filing with the SEC a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act), and shall use its commercially reasonable efforts to keep the Shelf Registration Statement or New Registration Statement continuously effective under the Securities Act until the earlier of (A) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders, or (B) the date that all the Shares cease to be Registrable Securities (the “Effectiveness Period”); provided, that, the Company will not be obligated to update the Registration Statement and no sales may made under the applicable Registration Statement during any Allowed Delay (as defined below) of which the Holders have received notice. The Company shall notify the Participating Holders of the effectiveness of a Registration Statement by e-mail as promptly as practicable, and shall, if requested provide the Participating Holders with copies of the final Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii)           For not more than forty-five (45) consecutive days or for a total of not more than ninety (90) days, in each case in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section 2 if (A) the negotiation or consummation of a transaction by the Company is pending or an event has occurred, which negotiation, consummation or event, the Board reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Board, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (B) the Company determines in good faith, upon advice of legal counsel, that such suspension is necessary to amend or supplement the Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (1) notify each Participating Holder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of a Participating Holder) disclose to such Participating Holder any material non-public information giving rise to an Allowed Delay, (2) advise the Participating Holders in writing to cease all sales under such Registration Statement until the end of the Allowed Delay and (3) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(d)            In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available; provided, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(e)            Liquidated Damages.

(i)            Subject to Section 2.1(b)(ii), if a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make pro rata payments to each Holder then holding Registrable Securities, as liquidated damages and not as a penalty (the “Registration Liquidated Damages”), in an amount equal to one percent (1.0%) of the aggregate amount invested by such Holder for the initial day of failure to file such Registration Statement by the Filing Deadline and for each 30-day period (or pro rata portion thereof with respect to a final period, if any) thereafter during which no such Registration Statement is filed with respect to the Registrable Securities, provided that, in no event will the total Registration Liquidated Damages exceed 6% of the gross proceeds received by the Company under the Purchase Agreement. Such payments shall be made to each Holder then holding Registrable Securities in cash no later than ten (10) Business Days after the end of the date of the initial failure to file such Registration Statement by the Filing Deadline and each subsequent 30-day period (or portion thereof with respect to a final period, if any) thereafter until such Registration Statement is filed with respect to the Registrable Securities. Interest shall accrue at the rate of one percent (1.0%) per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full.

 (ii)            Subject to Section 2.1(b)(ii), if (1)(A) a Registration Statement covering the Registrable Securities is not declared effective by the SEC (x) prior to the earlier of five (5) Business Days after the SEC informs the Company that no review of such Registration Statement will be made or that the SEC has no further comments on such Registration Statement or (y) the Effectiveness Deadline or (B) after a Registration Statement has been declared effective by the SEC, such Registration Statement ceases for any reason (including, without limitation, by reason of a stop order, or the Company’s failure to update the Registration Statement) to remain continuously effective as to sell all Registrable Securities for which it is required to be effective, (2) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities (other than during an Allowed Delay pursuant to Section 2.1(b)(ii)), (3) any Allowed Delay pursuant to Section 2.1(b)(ii) exceeds the permitted length set forth therein, or (4) after the Filing Deadline, and only in the event a Registration Statement is not effective or available to sell all Registrable Securities, the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1), as a result of which holders who are not affiliates are unable to sell Registrable Securities without restriction under Rule 144 (each of (1) through (4), a “Maintenance Failure”), then in addition to any other rights the Purchaser may have hereunder or under applicable law, then the Company will make pro rata payments to each Holder then holding Registrable Securities, as liquidated damages and not as a penalty (the “Maintenance Liquidated Damages,” and together with the Registration Liquidated Damages, the “Liquidated Damages”), in an amount equal to one percent (1.0%) of the aggregate amount invested by such Holder for the Registrable Securities then held by such Holder for each 30-day period (or pro rata portion thereof with respect to a final period, if any) thereafter until the Maintenance Failure is cured, provided that, in no event will the total Maintenance Liquidated Damages exceed 6% of the gross proceeds received by the Company under the Purchase Agreement. The Maintenance Liquidated Damages shall be paid monthly within ten (10) Business Days of the date of such Maintenance Failure and the end of each subsequent 30-day period (or portion thereof with respect to a final period, if any) thereafter until the Maintenance Failure is cured. Such payments shall be made to each Holder then holding Registrable Securities in cash. Interest shall accrue at the rate of one percent (1%) per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full.

2.2            Expenses. The Company will pay all expenses associated with each Registration Statement, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

2.3            Company Obligations.In the case of the registration effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform the Holder as to the status of such registration. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof and pursuant thereto, the Company will:

(a)            prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and provide copies to and permit each Participating Holder to review each Registration Statement and all amendments and supplements thereto prior to their filing with the SEC and a reasonable opportunity to furnish comments thereon (it being acknowledged and agreed that if a Participating Holder does not object to or comment on the aforementioned documents, then the Participating Holder shall be deemed to have consented to and approved the use of such documents). The Purchaser and its counsel shall have at least five (5) Business Days prior to the anticipated filing date of a Registration Statement to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related prospectus (including any documents incorporated by reference therein), prior to its filing with the SEC. The Company shall (a) use its reasonable best efforts to address in each such document prior to being so filed with the SEC such comments as the Purchaser or its counsel reasonably proposed by the Purchaser, and (b) not file any Registration Statement or related prospectus or any amendment or supplement thereto containing information regarding the Purchaser to which the Purchaser reasonably objects, unless such information is required to comply with any applicable law or regulation;

(b)            file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act;

(c)            prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(d)            (i) notify the Participating Holders by facsimile or e-mail as promptly as practicable after any Registration Statement is declared effective or any post-effective amendment to a Registration Statement is declared effective, and shall simultaneously provide the Participating Holders with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby (provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the EDGAR system), (ii) promptly notify the Participating Holders no later than one (1) trading day following the date (A) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or any order by the SEC preventing or suspending the use of any preliminary or final Prospectus or the initiation of any proceedings for such purposes, (B) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (C) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(e)            promptly notify the Participating Holders, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that such notice shall not, without the prior written consent of a Participating Holder, disclose to such Participating Holder any material nonpublic information regarding the Company), and promptly prepare, file with the SEC and furnish to such Holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(f)             promptly incorporate in a Prospectus supplement, Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the Participating Holders reasonably request to be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Free Writing Prospectus or post-effective amendment;

(g)            furnish to each Participating Holder whose Registrable Securities are included in any Registration Statement (i) promptly after the same is prepared and filed with the SEC, if requested by the Participating Holder, one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Participating Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Holder that are covered by such Registration Statement;

(h)            on or prior to the date on which the Registration Statement is declared effective, use its commercially reasonable efforts to register or qualify, or cooperate with the Participating Holders and their respective counsel, in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “Blue Sky” laws of those jurisdictions within the United States as any Participating Holder or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification (or exemption therefrom) in effect during the Effectiveness Period, provided that the Company shall not be required to qualify generally to do business or as a dealer in securities in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(i)             within one (1) Business Days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Participating Holder whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC;

(j)             cooperate with each Participating Holder participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA or any other securities regulatory authority;

(k)            otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, and file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Participating Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Participating Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, an earnings statement covering satisfying the provisions of Section 11(a) of the Securities Act;

(l)             provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date no later than the effective date of such Registration Statement;

(m)            use commercially reasonable efforts to maintain the listing of all Registrable Securities on each securities exchange on which the Common Stock is then listed or quoted and on each inter-dealer quotation system on which any of the Common Stock is then quoted;

(n)            comply with its obligations regarding the removal of restrictive legends as set forth in Section 6(d) of the Purchase Agreement;

(o)            with a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell shares of Common Stock to the public without registration, for so long as the Purchaser hold Shares, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the date as all of the Registrable Securities shall have been otherwise transferred, new certificates (or book entry issuance, as applicable) for such Shares not bearing a legend restricting further transfer shall have been delivered by Company and subsequent public distribution of such Shares shall not require registration under the Securities Act or (B) such date as all of the Registrable Securities shall have been resold; and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act.(iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration;

(p)            If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, file as soon as reasonably practicable, but in any case prior to the Filing Deadline, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities;

(q)            If reasonably requested by the Purchaser at any time in respect of any Registration Statement, the Company shall deliver to the Purchaser a written confirmation from Company’s counsel of whether or not the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not such Registration Statement is currently effective and available to the Company for sale of Registrable Securities;

(r)             enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities pursuant to a Shelf Offering;

(s)            make available for reasonable inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all material financial and other records, material pertinent corporate and business documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all material information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(t)            in the case of any underwritten Shelf Offering, use its commercially reasonable efforts to make available by videoconference the executive officers of the Company to participate with the Holders of Registrable Securities covered by the registration statement and any underwriters in any virtual “road shows” or other virtual selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities;

(u)            in the case of any underwritten Shelf Offering, use its commercially reasonable efforts to obtain one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the underwriters of the Registrable Securities being sold reasonably request;

(v)            in the case of any underwritten Shelf Offering, use its commercially reasonable efforts to provide a legal opinion and negative assurance letter of the Company’s outside counsel (and to allow the outside counsel to any underwriters to deliver the same), dated the closing date of the Shelf Offering, in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters of such Registrable Securities being sold; and

(w)            in connection with any Underwritten Offering, the Company agrees to be bound by the underwriting agreement’s lockup restrictions with customary exceptions including for issuance of securities of the Company in connection with acquisitions or other strategic transactions and to cause its executive officers and directors to enter into customary lock-up agreements and shall take commercially reasonable efforts to cause any other parties reasonably requested by the underwriters to enter into such agreements; provided, however, that in no event shall such lockup restrictions last more than 45 days.

2.4            Obligations of the Purchaser.

(a)            Notwithstanding any other provision of the Agreement, no Holder of Registrable Securities may include any of its Registrable Securities in the Registration Statement pursuant to this Agreement unless the Holder furnishes to the Company a completed and signed selling stockholder questionnaire in customary form (or such other questionnaire or statement reasonably acceptable to the Company) that contains such information regarding Purchaser, the securities of the Company held by Purchaser and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities at least five (5) Business Days prior to the anticipated filing date of any Registration Statement if the Purchaser elects to have any of its Registrable Securities included in the Registration Statement. Each Holder who intends to include any of its Registrable Securities in the Registration Statement shall promptly furnish the Company in writing such other information as the Company may reasonably request in writing, and no later than two (2) Business Days prior to the anticipated filing date of such Registration Statement. Each Holder acknowledges and agrees that the information in the selling shareholder questionnaire or request for further information as described in this Section 2.4(a) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement. The Company shall not be obligated to file more than one post-effective amendment or supplement in any thirty (30) day period following the date such Registration Statement is declared effective for the purposes of naming Holders as selling security holders who are not named in such Registration Statement at the time of effectiveness.

(b)            The Purchaser, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless the Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement. The Company may require each selling Holder to furnish to the Company a statement as to (i) the number of shares of Common Stock beneficially owned by such Holder and any affiliate thereof, (ii) any FINRA affiliations, (iii) any natural persons who have the power to vote or dispose of the Common Stock and (iv) any other information as may be requested by the SEC, FINRA or any state securities commission.

(c)            The Purchaser agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2.1(b) or (ii) the happening of any event of the kind described in Section 2.3(d) and Section 2.3(e) hereof, the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Purchaser is advised by the Company that such dispositions may again be made and/or the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed and, if so directed by the Company, each Holder will deliver to the Company or destroy (at the Company’s expense) all copies, other than permanent file copies then in its possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

2.5            Indemnification.

(a)            Indemnification by the Company. The Company will indemnify and hold harmless each Participating Holder who sells Registrable Securities covered by such Registration Statement and its officers, directors, members, employees, advisers and agents, successors and assigns, any underwriter (as defined in the Securities Act) for each such Participating Holder and each other person, if any, who controls such Participating Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) (collectively, “Losses”), actually incurred, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof or arising out of or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading; or (ii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; and will reimburse such Participating Holder or underwriter who sells Registrable Securities covered by such Registration Statement, and each such officer, director, employee, agent or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or action; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon or in conformity with information furnished by the Purchaser or any such controlling person in writing specifically for use in such Registration Statement or Prospectus (preliminary, final or summary) or any amendment or supplement thereto or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, (y) the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that such Prospectus is outdated or defective or (z) a Purchaser’s (or any other indemnified Person’s) failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement.

(b)            Indemnification by the Participating Holders. Each Holder agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders, agents, and each person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against any Losses (i) arising out of, based on, or resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus (preliminary, final or summary) or any amendment or supplement thereto or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, or a document incorporated by reference into any of the foregoing; or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective. In no event shall the liability of any selling Holder under this Section 2.5(b) and Section 2.5(d), if applicable, in the aggregate be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)            Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (provided, however, that such indemnified party shall, at the expense of the indemnified party, be entitled to counsel of its own choosing to monitor such defense); provided that, subject to the preceding sentence, any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses, or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party, or any officer, director, employee, agent, affiliate, or controlling person of such indemnified party and shall survive the transfer of the Shares.

(d)            Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Holder under this Section 2.5(d) and Section 2.5(b), if applicable, in the aggregate be greater in amount than the dollar amount of the net proceeds received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

3.             Miscellaneous.

3.1            Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

3.2            Successors and Assignments. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. A Holder may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Holder to such person, provided that such Holder complies with all laws applicable thereto, and the provisions of this Agreement and the Purchase Agreement, and provides written notice of assignment to the Company promptly after such assignment is effected, and such person agrees in writing to be bound by all of the provisions contained herein. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Purchaser, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Holders in connection with such transaction unless such securities are otherwise freely tradable by the Holders after giving effect to such transaction.

3.3            Entire Agreement; Amendment. This Agreement and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement. This Agreement may be amended only by a writing signed by the Company and the Purchaser. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of the Purchaser.

3.4            Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 8(f) of the Purchase Agreement.

3.5            Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto; provided, that the indemnified parties are intended third party beneficiaries of Section 2.5 and each Holder are intended third party beneficiaries of this Agreement.

3.6            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

3.7            Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

3.8            Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

3.9            Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

3.10          Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

3.11            SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

3.12          Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.

3.13          Section References. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.

3.14          Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

3.15          Contract Interpretation. This Agreement is the joint product of the Purchaser and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

3.16          Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, stockholder, general or limited partner or member of the Purchaser or of any of its Affiliates or assignees, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, stockholder, general or limited partner or member of the Purchaser or of any of its Affiliates or assignees, as such for any obligation of the Purchaser under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

3.17          Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

3.18          No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities. The Company shall not file any other registration statements until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the SEC, provided that this Section 3.18 shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement so long as no new securities are registered on any such existing registration statements, nor preparing and filing with the SEC a registration statements on Form S-8 relating to its equity incentive plans.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the day and year first written above.

COMPANY:

VUZIX CORPORATION

By:	/s/ Paul Travers
Name:	Paul Travers
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the day and year first written above.

PURCHASER:

QUANTA COMPUTER INC.

By:	/s/ C. C. Leung
Name:	C. C. Leung
Title:	Vice Chairman

Annex A
PLAN OF DISTRIBUTION

The selling stockholders, including their transferees, pledgees or donees or their respective successors, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

1

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements of the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

2

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement and (2) the date that all the shares covered by this prospectus cease to be “Registrable Securities” (as defined in the Registration Rights Agreement).

3